                                                                    Exhibit 3.19

                          ARTICLES OF INCORPORATION OF
                         DANKA MANAGEMENT COMPANY, INC.

     The undersigned, acting as incorporator of a Flordia corporation under the Florida Business Corporation Act, ____________ of the Florida Statutes (the "Corporation"), hereby adopts the following Articles of Incorporation for such
Corporation:

                                    ARTICLE I
                                      NAME
                                      ----

     The name of the Corporation is Danka Management Company, Inc.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

     The address of the Corporation's principal office is and the 11201 Danka Circle North, St. Petersburg, FL 33716, and the mailing address of the Corporation is 11201 Danka Circle North, St. Petersburg, FL 33716.

                                   ARTICLE III
                                     PURPOSE
                                     -------

     The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under the laws of Florida.

                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

     The Corporation is authorized to issue 1,000 shares of common stock, One Dollar ($1.00) par value per share.

                                    ARTICLE V
                       INITIAL REGISTERED AGENT AND OFFICE
                       -----------------------------------

     The name of the initial registered agent of the Corporation and the street address of the initial registered office of the Corporation are as follows:

              Name                                   Address
     ---------------------------            ------------------------
     C T Corporation Systems                1200 South Pine Island Road
                                            Plantation Florida 33324

                                   ARTICLE VI
                           INITIAL BOARD OF DIRECTORS
                           --------------------------

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     The Corporation shall have initially four directors to hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified, or until their earlier resignation, removal from office or death. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws of the Corporation. The name and address of the initial director of the Corporation are:

              Name                                   Address
     ---------------------------            ------------------------
     Daniel M. Doyle                        11201 Danka Circle North
                                            St. Petersburg, FL 33716

     David C. Snell                         11201 Danka Circle North
                                            St. Petersburg, FL 33716

     William T. Freeman                     11201 Danka Circle North
                                            St. Petersburg, FL 33716

     Debra A. Taylor                        11201 Danka Circle North
                                            St. Petersburg, FL 33716

                                   ARTICLE VII
                                  INCORPORATOR
                                  ------------

     The name and address of the person signing these Articles as Incorporator are:

              Name                                   Address
     ---------------------------            ------------------------
     John W. Puffer, III                    Barnett Plaza, Suite 2500
                                            101 East Kennedy Blvd.
                                            Tampa, FL 33602

                                  ARTICLE VIII
                                 INDEMNIFICATION
                                 ---------------

     The Corporation shall indemnify any person who is or was a Director, Officer, employee, or agent of the Corporation or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 28th day of March, 1994.


                                            By:     /s/  John W. Puffer, III
                                               ---------------------------------
                                                     John W. Puffer, III
                                                         INCORPORATION


STATE OF FLORIDA
COUNTY OF PINELLAS

     The foregoing instrument was acknowledged before me this 28th day of March, 1993, by John W. Puffer, III, an individual, who is personally known to me and did not take an oath.


                                            By:      /s/  Gregory C. Yadley
                                               ---------------------------------
                                                         Notary Public
                                                       Gregory C. Yadley


My Commission Expires:        [seal]
                      ----------------------


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

                           CERTIFICATE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE
                       ----------------------------------

     Pursuant to the provisions of Section 607.05 01 _____ Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

     1.   The name of the corporation is Danka Management Company, Inc.

     2.   The name and address of the registered agent and office is:

                    C T Corporation System
                    1200 South Pine Island Road
                    Plantation, Florida 33324

                                    SIGNATURE     By:    /s/  John W. Puffer
                                                     ---------------------------
                                                          John W. Puffer

                                    TITLE                  Incorporator

                                    DATE                   March 28, 1994
                                                     ---------------------------


HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATION OF MY POSITION AS REGISTERED AGENT.

                                    SIGNATURE     By:    /s/  Connie Bryan
                                                     ---------------------------
                                                            Connie Bryan

                                    TITLE            Special Assistant Secretary

                                    DATE                   March 27, 1994
                                                     ---------------------------


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